Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports Record Annual Revenue of $30.4 Million and Net Income Attributable to Common Shareholders of $11.5 Million for 2021

Conference Call and Webcast to be held at 8:00 AM ET on Friday, April 1, 2022

Branford, Connecticut, March 31, 2022 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the year ended December 31, 2021. The company will host a conference call on Friday, April 1, 2022 at 8:00 a.m. Eastern Time to discuss in greater detail its financial condition and operating results for the year ended December 31, 2021, as well as its outlook for 2022.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “We continued to generate solid year-over-year revenue growth and achieved record net income attributable to common shareholders of $11.5 million, or $0.44 per share, for 2021. We believe these results illustrate the success and scalability of our business model. Heading into 2022, we have maintained our momentum with a robust loan pipeline. To support our continued growth, in December 2021 and March 2022 alone, we announced two registered public offerings of unsecured notes, for gross proceeds of $101.8 million, which provides us additional non-dilutive capital to accelerate our lending activities without compromising our goal, which is to provide our shareholders with attractive risk-adjusted returns.

“In addition to diversifying our holdings, including larger loans with established developers, we continue to expand our lending operations across the U.S. and now have a presence in 14 states, with a strong core focus along the Eastern seaboard. Importantly, we are witnessing demand for our loan products due to our ability to close quickly and our flexibility in structuring loans to suit the needs of borrowers. Despite the rise in interest rates, we continue to believe that there exists significant market opportunity for a well-capitalized “hard money” lender to originate attractively priced loans to small and mid-scale real estate developers with good collateral. As a result, we remain encouraged by the outlook for our business and look forward to building upon our strong historical financial performance.”

Results of operations

Total revenue for the year ended December 31, 2021 was approximately $30.4 million compared to approximately $18.6 million for the year ended December 31, 2020, an increase of approximately $11.8 million, or 63.5%. The increase in revenue was due primarily to an increase in lending operations. For 2021, interest income was approximately $22.3 million, origination fees were approximately $3.4 million and various other fees relating to our lending activities were approximately $3.2 million, for a total of approximately $28.9 million, an increase of $11.7 million over the same items in 2020.

Total operating costs and expenses for the year ended December 31, 2021 were approximately $17.1 million compared to approximately $9.6 million for 2020, an increase of approximately $7.5 million, or 78.0%. The largest contributor to this increase was interest and amortization of deferred financing costs, which were $10.4 million in 2021 compared to $5.5 million in 2020, an increase of approximately 87.9%. The increase is directly related to interest paid on our outstanding unsecured unsubordinated five-year notes. The balance of the increase in operating expenses was attributable to (i) compensation (including stock-based compensation), fees and taxes, which increased approximately $1.3 million; (ii) professional fees, which increased approximately $513,000; (iii) general and administrative expenses, which increased approximately $538,000; and (iv) other expenses, which increased approximately $142,000. These increases are attributable to our increased level of operations and the implementation of certain of our growth strategies.

Net income for 2021 attributable to common shareholders was approximately $11.5 million compared to approximately $9.0 million for 2020, an increase of approximately $2.5 million or 27.5%. Our net income per weighted average common share outstanding for 2021 was $0.44 compared to $0.41 for 2020.

Financial Condition

Total assets at December 31, 2021 were approximately $418.0 million compared to approximately $226.7 million at December 31, 2020, an increase of approximately $191.3 million, or 84.4%. The increase was due primarily to the growth in our mortgage loan portfolio, which increased approximately $136.7 million, and an approximately $45.9 million increase in cash and short-term marketable securities.

Total liabilities at December 31, 2021 were approximately $237.9 million compared to approximately $145.8 million at December 31, 2020, an increase of approximately $92.1 million, or approximately 63.2%. This increase is principally due to an overall increase in our total indebtedness, which at December 31, 2021 was approximately $213.5 million compared to approximately $138.7 million at December 31, 2020 (in each case, net of deferred financing costs), an increase of $80.6 million. Total indebtedness at December 31, 2021 included $160.5 million of notes payable (net of $5.7 million of deferred financing costs), $33.2 million balance on our margin loan account with Wells Fargo Advisors, $19.1 million outstanding on our master repurchase financing facility with an affiliate of Churchill Real Estate and $750,000 outstanding on our mortgage with New Haven Bank.

Total shareholders’ equity at December 31, 2021 was approximately $180.1 million compared to approximately $81.0 million at December 31, 2020, an increase of approximately $99.1 million. This increase was due primarily to our net income of approximately $13.3 million, net proceeds from the sale of common shares of $56.0 million, net proceeds from the sale of Series A Preferred Stock of approximately $45.5 million, offset by approximately $13.6 million of dividends paid and declared with respect to our common shares and approximately $1.9 million of dividends paid with respect to our Series A Preferred Stock. In 2021, the company paid a total of approximately $12.3 million of dividends on the common shares, of which approximately $2.7 million was attributable to 2020. In addition, on January 10, 2022, the company paid a dividend of $0.12 per share, or $3.9 million in the aggregate, to common shareholders of record as of December 31, 2021, which was attributable to 2021.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call on Friday, April 1, 2022, at 8:00 a.m., Eastern Time, to discuss in greater detail its financial results for the year ended December 31, 2021, as well as its outlook for the balance of 2022.

Interested parties can access the conference call via telephone by dialing toll free 1-888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering the entry code: 295196. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2304/45135 or on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call through Friday, April 15, 2022 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and by entering replay passcode: 45135.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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SACHEM CAPITAL CORP.

BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Assets:
Cash and cash equivalents	$41,938,897	$19,408,028
Investment securities	60,633,661	37,293,703
Mortgages receivable	292,301,209	155,616,300
Interest and fees receivable	3,693,645	1,820,067
Other receivables	94,108	67,307
Due from borrowers	3,671,016	2,025,663
Prepaid expenses	271,291	71,313
Property and equipment, net	2,172,185	1,433,388
Real estate owned	6,559,010	8,861,609
Investments in partnerships	6,055,838	—
Other assets	306,440	—
Deferred financing costs, net	264,451	72,806
Total assets	$417,961,751	$226,670,184

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $5,747,387 and $4,866,058)	$160,529,363	$109,640,692
Repurchase facility	19,087,189	—
Mortgage payable	750,000	767,508
Line of credit	33,178,031	28,055,648
Accrued dividends payable	3,927,600	2,654,977
Accounts payable and accrued expenses	501,753	372,662
Other loans	—	257,845
Security deposits held	—	13,416
Advances from borrowers	15,066,114	1,830,539
Deferred revenue	4,643,490	2,099,331
Notes payable	30,921	54,682
Accrued interest	164,729	3,344
Total liabilities	237,879,190	145,750,644

Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,903,000 shares of Series A Preferred Stock issued and outstanding	1,903	—
Common stock - $.001 par value; 100,000,000 shares authorized; 32,730,004 and 22,124,801 issued and outstanding	32,730	22,125
Paid-in capital	185,516,394	83,814,376
Accumulated other comprehensive loss	(476,016)	(25,992)
Accumulated deficit	(4,992,450)	(2,890,969)
Total shareholders’ equity	180,082,561	80,919,540
Total liabilities and shareholders’ equity	$417,961,751	$226,670,184

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended
	December 31,
	2021	2020
Revenue:
Interest income from loans	$22,305,530	$13,821,831
Investment income	1,069,374	399,493
Income from partnership investments	142,026	—
Gain on sale of investment securities	284,769	903,257
Origination fees, net	3,389,615	1,893,143
Late and other fees	519,087	85,469
Processing fees	193,492	167,833
Rental income, net	30,663	85,339
Other income	2,489,996	1,246,530
Total revenue	30,424,552	18,602,895

Operating costs and expenses:
Interest and amortization of deferred financing costs	10,422,101	5,547,406
Professional fees	1,142,038	628,797
Compensation, fees and taxes	3,122,934	1,799,889
Exchange fees	50,000	49,054
Other expenses and taxes™	299,343	157,194
Depreciation	83,525	61,865
General and administrative expenses	1,101,000	562,607
Loss on sale of real estate	165,915	7,218
Impairment loss	719,000	795,000
Total operating costs and expenses	17,105,856	9,609,030
Net income	13,318,696	8,993,865
Preferred stock dividend	(1,853,855)	—
Net income attributable to common shareholders	11,464,841	8,993,865

Other comprehensive (loss) income
Unrealized (loss) gain on investment securities	(476,016)	24,886
Comprehensive income	$10,988,825	$9,018,751
Basic and diluted net income per common share outstanding:
Basic	$0.44	$0.41
Diluted	$0.44	$0.41

Weighted average number of common shares outstanding:
Basic	26,316,286	22,118,522
Diluted	26,324,986	22,118,522

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

						Accumulated
						Other
	Preferred Stock		Common Stock		Paid in	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Totals
Balance, January 1, 2020	—	—	22,117,301	$22,117	$83,856,308	$(50,878)	$(1,266,729)	$82,560,818

Offering costs - ATM	—	—	—	—	(58,353)	—	—	(58,353)

Stock based compensation	—	—	7,500	8	16,421	—	—	16,429

Unrealized gain on marketable securities	—	—	—	—	—	24,886	—	24,886

Dividends paid on Common Stock	—	—	—	—	—	—	(7,963,128)	(7,963,128)

Dividends declared and payable	—	—	—	—	—	—	(2,654,977)	(2,654,977)

Net income for the year ended December 31, 2020	—	—	—	—	—	—	8,993,865	8,993,865

Balance, December 31, 2020	—	—	22,124,801	22,125	83,814,376	(25,992)	(2,890,969)	80,919,540

Issuance of Preferred Stock, net of expenses	1,903,000	$1,903	—	—	45,460,723	—	—	45,462,626

Issuance of Common Stock, net of expenses	—	—	10,490,188	10,490	56,049,982	—	—	56,060,472

Exercise of warrants	—	—	5,334	5	(5)	—	—	—

Stock based compensation	—	—	109,681	110	191,318	—	—	191,428

Unrealized loss on marketable securities	—	—	—	—	—	(450,024)	—	(450,024)

Dividends paid on Common Stock	—	—	—	—	—	—	(9,638,722)	9,638,722

Dividends declared and payable	—	—	—	—	—	—	(3,927,600)	(3,927,600)

Dividends paid on Preferred Stock	—	—	—	—	—	—	(1,853,855)	(1,853,855)

Net income for the year ended December 31, 2021	—	—	—	—	—	—	13,318,696	13,318,696

Balance, December 31, 2021	1,903,000	$1,903	32,730,004	$32,730	$185,516,394	$(476,016)	$(4,992,450)	$180,082,561

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

	Years Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,318,696	$8,993,865
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	1,215,200	601,959
Write-off of deferred financing costs	72,806	—
Depreciation expense	83,525	61,865
Stock based compensation	191,318	16,429
Impairment loss	719,000	795,000
Loss on sale of real estate	439,525	7,218
Gain on sale of marketable securities	(284,769)	(903,257)
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(1,873,578)	(504,578)
Other receivables	(26,801)	74,090
Due from borrowers	(1,645,353)	(1,537,768)
Prepaid expenses	(199,978)	(46,579)
Deposits on property and equipment	—	71,680
(Decrease) increase in:
Accrued interest	161,385	(72)
Accounts payable and accrued expenses	129,091	122,098
Deferred revenue	2,544,159	893,591
Advances from borrowers	13,235,575	982,271
Total adjustments	14,761,105	633,947

NET CASH PROVIDED BY OPERATING ACTIVITIES	28,079,801	9,627,812

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(204,064,590)	(97,555,422)
Proceeds from the sale of investment securities	180,533,333	77,139,664
Purchase of interests in investment partnerships, net	(6,055,838)	—
Proceeds from sale of real estate owned	2,387,721	1,816,522
Acquisitions of and improvements to real estate owned	(1,243,646)	(1,811,980)
Purchase of property and equipment	(822,322)	(148,857)
Security deposits held	(13,416)	5,616
Principal disbursements for mortgages receivable	(251,832,318)	(117,230,923)
Principal collections on mortgages receivable	115,147,409	54,961,570
Costs in connection with investment activities	(306,440)	—
NET CASH USED FOR INVESTING ACTIVITIES	(166,270,107)	(82,823,810)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from line of credit	5,122,383	28,055,648
Net proceeds from repurchase facility	19,087,189	—
Proceeds from mortgage	750,000	—
Repayment of mortgage payable	(767,508)	—
Principal payments on mortgage payable	—	(16,573)
Principal payments on notes payable	(23,761)	(20,751)
Dividends paid on Common Stock	(12,267,706)	(7,963,128)
Dividends paid on Preferred Stock	(1,853,855)	—
Financings costs incurred	(461,357)	(114,559)
Proceeds from other loans	—	257,845
Repayment of other loans	(257,845)	—
Proceeds from issuance of common shares, net of expenses	56,060,472	—
Proceeds from issuance of Series A Preferred Stock, net of expenses	45,462,626	—
Gross proceeds from issuance of fixed rate notes	51,750,000	56,083,750
Financings costs incurred in connection with fixed rate notes	(1,879,463)	(2,520,143)
NET CASH PROVIDED BY IN FINANCING ACTIVITIES	160,721,175	73,762,089

NET INCREASE IN CASH AND CASH EQUIVALENTS	22,530,869	566,091

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	19,408,028	18,841,937

CASH AND CASH EQUIVALENTS - END OF YEAR	$41,938,897	$19,408,028

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

	Years Ended
	December 31,
	2021	2020
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$9,097,631	$4,945,448
SUPPLEMENTAL INFORMATION-NON-CASH
Dividends declared and payable	$3,927,600	$2,654,976

The accompanying notes are an integral part of these financial statements.